Exhibit 10

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of April 17, 2020, by and between Patterson Companies, Inc., a corporation duly organized and existing under the laws of the State of Minnesota, with a place of business at 1031 Mendota Heights Road, St. Paul, MN 55120 (hereinafter referred to as the “Company”), and Mark S. Walchirk, a resident of Minnesota (hereinafter, referred to as “Executive,” together with the Company, the “Parties” and each, a “Party”).

RECITALS

The Company is currently employing Executive as the Company’s President and Chief Executive Officer pursuant to an Employment Agreement made and entered into as of October 23, 2017 (the “Agreement”). Pursuant to the Agreement, the Parties agreed upon, among other things, a base salary, which is subject to review on an annual basis and may be increased as determined in the sole discretion of the Board of Directors of the Company (such amount as calculated pursuant to Section 3(a) of the Agreement and as in effect on the date of this Amendment, the “Base Salary”). In the context of the current COVID-19 pandemic, the Parties hereby wish to memorialize a temporary reduction in Executive’s Base Salary.

AGREEMENT

From May 1, 2020 through July 31, 2020, Executive’s Base Salary shall be reduced by 35% (the “Reduction”). The Reduction shall have no impact on Executive’s Non-Equity Incentive Plan Compensation under Section 3(b) of the Agreement, Executive’s Long-Term Incentives under Section 3(c) of the Agreement nor Executive’s benefits under Section 6 of the Agreement. If Executive becomes entitled to severance benefits under Section 10 or Section 11 of the Agreement, the Reduction shall be disregarded for purposes of the Base Salary computations required thereunder. Executive agrees that the Reduction will not constitute “Good Reason” or breach under the Agreement or any other agreement with the Company, and will not confer or trigger any additional rights or entitlements for Executive from the Company or any of its affiliates. The Parties further agree that the remainder of the Agreement shall continue in full force and effect.

SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Amendment the day and year first above written.

PATTERSON COMPANIES, INC.

By:	/s/ John D. Buck
John D. Buck
Chairman of the Board

EXECUTIVE

By:	/s/ Mark S. Walchirk
Mark S. Walchirk

[Signature Page to Amendment No. 1 to Employment Agreement by and between Patterson Companies, Inc. and Mark S. Walchirk, dated April 17, 2020]

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